Exhibit 3.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:42 PM 11/07/2014
FILED 05:42 PM 11/07/2014
SRV 141387727 - 5537401 FILE

Certificate of Amendment to

Surprise Valley Acquisition Corporation

Certificate of Incorporation

November 7, 2014

Surprise Valley Acquisition Corporation (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

FIRST: As of November 7, 2014, the Corporation had 20,000,000 shares of common stock issued and outstanding.

SECOND: by unanimous consent of the Board of Directors and by written consent of the shareholders, an amendment to the Certificate of Incorporation of the Corporation, as written below, was adopted in accordance with Section 242 of the Delaware General Corporation Law.

THIRD: Article One to the Certificate of Incorporation shall be amended in its entirety to read as follows:

“ARTICLE ONE

Name

The name of the Corporation is T.A.G. Acquisitions Ltd.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, on 7th day of November, 2014.

SURPRISE VALLEY ACQUISITION CORPORATION

Attest:
	BY:	/s/ James M. Cassidy
/s/ James M. Cassidy		James M. Cassidy
James M. Cassidy		President

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “T.A.G. ACQUISITIONS LTD.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF MAY, A.D. 2014, AT 11 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SURPRISE VALLEY ACQUISITION CORPORATION” TO “T.A.G. ACQUISITIONS LTD.”, FILED THE SEVENTH DAY OF NOVEMBER, A.D. 2014, AT 5:42 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “T.A.G. ACQUISITIONS LTD.”.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.

/s/ Jeffrey W. Bullock
5537401 8310	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 1984002
141575873
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 12-22-14

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “T.A.G. ACQUISITIONS LTD.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SECOND DAY OF DECEMBER, A.D. 2014.

/s/ Jeffrey W. Bullock
5537401 8300	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 1914731
141474908
You may verify this certificate online at corp. delaware.gov/authver.shtml	DATE: 12-02-14